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                                                                   EXHIBIT 10.3

                         COMMON STOCK PURCHASE AGREEMENT

      THIS COMMON STOCK PURCHASE AGREEMENT is dated as of June 23, 2000 (this "Purchase Agreement"), by and between XYBERNAUT CORPORATION, a Delaware corporation, having its principal place of business located at 12701 Fair Lakes Circle, Suite 550, Fairfax, Virginia 22033 (the "Company"), and DALSTON HOLDINGS LIMITED, having an office at P.O. B. 65, Grand Turk, Turk & Caicos Island, B.W.I. (the "Investor").

                               W I T N E S S E T H

      WHEREAS, the Company wishes sell to the Investor, and the Investor is willing to buy from the Company, subject to the terms and conditions set forth herein, two hundred fifty thousand (250,000) shares (the "Shares") of Common Stock of the Company, par value $.01 per share.

      NOW, THEREFORE, for and in consideration of the premises and the mutual agreement contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. MUTUAL DELIVERIES. (a) Upon the delivery by the Investor of the sum of Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000) (the "Purchase Price"), the Company shall deliver to the Investor one or more certificates for 437,500 shares of Common Stock of the Company (the "Shares") at the price equal to 88% of the Closing Bid Price on June 22, 2000 per share (the "Purchase Price"), bearing substantially the following legend:

            THE SECURITIES REPRESENTED HEREBY (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

             (b) The Company shall also deliver, or cause to be delivered, the original or execution copies of this Purchase Agreement.


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             2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company
represents and warrants to the Investor that:

             (a) The Company has the corporate power and authority to enter into this Purchase Agreement, and to perform its obligations hereunder. The execution and delivery by the Company of this Purchase Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Purchase Agreement has been duly executed and delivered by the Company and constitute the valid and binding obligation of the Company enforceable against it in accordance with their respective terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to general equitable principles.

             (b) Except as set forth in the SEC Documents (as hereinafter defined), there is no pending, or to the knowledge of the Company, threatened, judicial, administrative or arbitral action, claim, suit, proceeding or investigation which might affect the validity or enforceability of this Purchase Agreement or which involves the Company and which if adversely determined, could reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.

             (c) No consent or approval of, or exemption by, or filing with, any party or governmental or public body or authority is required in connection with the execution, delivery and performance under this Purchase Agreement or the taking of any action contemplated hereunder or thereunder.

             (d) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation.

             (e) The execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will not (i) violate any provision of the Company's articles of incorporation or bylaws, (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of the effect of, otherwise, give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which the Company is a party or by or to which the Company or any of the Company's assets or properties may be bound or subject, (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body by which the Company, or the assets or properties of the Company are bound, (iv) to the Company's knowledge, violate any statute, law or regulation.

      3. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor hereby represents and warrants to the Company that:

             (a) The Investor has the corporate power and authority to enter into this Purchase Agreement and to perform its obligations hereunder. The execution and delivery by the Investor of this Purchase Agreement, and the consummation by the Investor of the transactions


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contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Investor. This Purchase Agreement has been duly executed and delivered by the Investor and constitute the valid and binding obligation of the Investor, enforceable against it in accordance with their respective terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to general equitable principles.

             (b) The execution, delivery and performance by the Investor of this Purchase Agreement, and the consummation of the transactions contemplated hereby, do not and will not breach or constitute a default under any applicable law or regulation or of any agreement, judgment, order, decree or other instrument binding on the Investor.

             (c) The Investor has prior substantial investment experience, including investment in non-listed and non-registered securities and has had the opportunity to engage the services of an investment advisor, attorney or accountant to read the SEC Documents, and to evaluate the merits and risks of this investment.

             (d) The Investor is an "Accredited Investor" as that term is defined in Regulation D promulgated under the Act.

             (e) The Investor is not a "U.S. Person" as that term is defined in Regulation S promulgated under the Act.

      4. COVENANTS OF THE COMPANY. (a) The Company covenants and agrees to use its best efforts to register the Shares, and to include the Shares and the Warrants set forth in Paragraph 4(d), in a registration statement to be filed with the Securities and Exchange Commission on or before July 10, 2000.

             (b) Current Public Information. The Company has furnished or made available to The Investor true and correct copies of all registration statements, reports and documents, including proxy statements (other than preliminary proxy statements), filed with the Securities and Exchange Commission (the "SEC") by or with respect to the Company since December 31, 1998 and prior to the date of this Agreement, pursuant to the Securities Act or the Exchange Act (collectively, the "SEC Documents"). The SEC Documents are the only filings made by or with respect to the Company since December 31, 1998 pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act or pursuant to the Securities Act. The Company has filed all reports, schedules, forms, statements and other documents required to be filed under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act since January 1, 1999 and prior to the date of this Agreement. The Company meets the "Registrant Requirement" for eligibility to use Form S-3 under the Securities Act in order to register the Company's Common Stock for resales.

             (c) SEC Documents. The Company has not provided to The Investor any information which according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company but which has not been so disclosed. As of their respective dates, the SEC Documents complied, and all similar documents filed with the SEC prior to the Closing Date will comply, in all material respects with the requirements of the


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Securities Act or the Exchange Act, as the case may be, and rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained, nor will any similar document filed with the SEC prior to the Closing Date contain, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents, as of the dates thereof, complied, and all similar documents filed with the SEC prior to the Closing Date will comply, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC and other applicable rules and regulations with respect thereto. Such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements as permitted by Form 10-Q of the SEC) and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

             (d) Warrants. The Company agrees to issue to The Investor at the Closing, transferable divisible warrants (the "Warrants") for 87,500 shares of Common Stock. Such Warrants shall bear an exercise price per share of Common Stock of $10.00, and shall be exercisable immediately upon issuance, and for a period of five (5) years thereafter, in the form annexed hereto as Exhibit 4(d), together with registration rights under Paragraph 4(a) hereof. The Warrants shall be callable by the Company if the Market Price of the Shares exceeds 250% of the Purchase Price for any ten (10) trading days during a fifteen (15) trading day period.

             (e) Reimbursement. If (i) the Investor, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by any stockholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by this Purchase Agreement, or if such Investor impleaded in any such action, proceeding or investigation by any Person, or
(ii) the Investor, other than by reason of its gross negligence or willful misconduct or by reason of its trading of the Common Stock in a manner that is illegal under the federal securities laws or other actions, becomes involved in any capacity in any action, proceeding or investigation brought by the Commission against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by this Purchase Agreement, or if the Investor is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company will reimburse the Investor for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. In addition, other than with respect to any such matter in which the Investor is a named party, the Company will pay the Investor the charges, as reasonably determined by the Investor, for the time of any officers or employees of the Investor devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearing, trials, and other proceedings relating to the subject matter of this Agreement. The reimbursement obligations of the Company under this


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paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Investors who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Investors and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Investors and any such Affiliate and any such Person. The Company also agrees that neither the Investor nor any such Affiliate, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of the Transaction Documents except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of the Investor or any such Affiliate.

      5. DELIVERY OF SHARES. (a) Promptly following the delivery by the Investor of the Purchase Price for the Common Stock in accordance with Section 1 hereof, the Company will irrevocably instruct its transfer agent to issue the Shares to the Investor with the legended certificates representing the Shares.

             (b) Within five (5) business days (such third business day, the "Delivery Date") after the business day on which the Company has received both of the notice of sale (by facsimile or other delivery) and the original Common Stock certificate (and if the same are not delivered to the Company on the same date, the date of delivery of the second of such items), the Company (i) shall deliver, and shall cause legal counsel selected by the Company to deliver, to its transfer agent (with copies to Investor) an appropriate instruction and opinion of such counsel, for the delivery of Unlegended Shares issuable upon sale of the Shares pursuant to the registration statement for the Shares after the registration statement has been declared effective by the Commission ("Unlegended Shares"); and (ii) transmit the certificates representing the Unlegended Shares (together, unless otherwise instructed by the Investor, with Common Stock not sold), to the Investor at the address specified in a Notice of Sale (which may be the Investor's address for notices as contemplated by Section 6 hereof or a different address) via express courier, by electronic transfer or otherwise.

             (c) In lieu of delivering physical certificates representing the Unlegended Shares provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Investor and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Investor thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Investor's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

      6. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery or seven business days after deposit in the United States Postal Service, by (a) advance copy by fax, and (b) mailing by express courier or registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at


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such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.

                  COMPANY:                  XYBERNAUT CORPORATION
                                            12701 Fair Lakes Circle
                                            Suite 550
                                            Fairfax, Virginia  22033
                                            ATT:  Mr. Steven Newman, Vice Chairman
                                            Telephone No.:  (703) 631-6925
                                            Facsimile No.:  (703) 631-6734

                  with a copy to:           Parker Chapin LLP
                                            The Chrysler Building
                                            405 Lexington Avenue
                                            New York, New York  10174
                                            ATTN: Martin Eric Weisberg, Esq.
                                            Telephone No.:  (212) 704-6000
                                            Facsimile No.:  (212) 704-6288

                  Investor:         At the address set forth on the first page of this Agreement.

                  with a copy to:           Krieger & Prager, LLP
                                            39 Broadway, Suite 1440
                                            New York, New York  10006
                                            Telephone No.:  (212) 363-2900
                                            Facsimile No.:  (212) 363-2999

      7. SEVERABILITY. If a court of competent jurisdiction determines that any provision of this Purchase Agreement is invalid, unenforceable or illegal for any reason, such determination shall not affect or impair the validity, legality and enforceability of the other provisions of this Purchase Agreement. If any such invalidity, unenforceability or illegality of a provision of this Purchase Agreement becomes known or apparent to any of the parties hereto, the parties shall negotiate promptly and in good faith in an attempt to make appropriate changes and adjustments to such provision specifically and this Purchase Agreement generally to achieve as closely as possible, consistent with applicable law, the intent and spirit of such provision specifically and this Purchase Agreement generally.

      8. EXECUTION IN COUNTERPARTS. This Purchase Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute the same Purchase Agreement.

      9. GOVERNING LAW. This Purchase Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

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         IN WITNESS WHEREOF, the parties have executed this Purchase Agreement as of the date first written above.

                   XYBERNAUT CORPORATION

                   By:
                      --------------------------------------------
                   Name:  Steven Newman
                   Title: Vice Chairman

                   DALSTON HOLDINGS LIMITED

                   By:
                        ------------------------------------------

                   Name:
                        ------------------------------------------

                   Title:
                         -----------------------------------------

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